UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     August 29, 2011

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Information.  This report and the exhibits hereto contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties.  Further, forward-looking statements are intended to speak only as of the date on which they are made.  Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about the company’s future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures.  Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on the company’s business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Changes in consumer tastes or preferences toward products not produced by the company could erode demand for the company’s products.  Strengthening of the U.S. dollar against other currencies could make the company’s products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on the company’s sales in the U.S. of products produced in those countries.  Also, economic and political instability in international areas could affect the company’s operations or sources of goods in those areas, as well as demand for the company’s products in international markets. Other factors that could affect the matters discussed in forward-looking statements are included in the company’s periodic reports filed with the Securities and Exchange Commission, including the “Risk Factors” section in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on July 15, 2011 for the fiscal year ended May 1, 2011.

Item 1.01 – Entry into a Material Definitive Agreement.

We have entered into a Seventeenth Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Bank, N.A. (“Wells Fargo”), as Agent and as Bank, dated August 25, 2011, amending our current credit agreement with Wells Fargo (the “Credit Agreement”).  The Amendment increases the size of the credit limit under the Credit Agreement and extends the term of the Credit Agreement through August 25, 2013.  The Amendment provides for a line of credit of up to $10.0 million and provides a pricing matrix for determining the interest rate payable on loans made under the line of credit.  The Amendment also changes the capital expenditure covenant, decreasing permitted annual capital expenditures to $6 million during any fiscal year.

Item 2.02 – Results of Operations and Financial Condition

On August 29, 2011, we issued a news release to announce our financial results for the first quarter ended July 31, 2011.  The news release is attached hereto as Exhibit 99(a).

Also on August 29, 2011, we released a Financial Information Release containing additional financial information and disclosures about our first quarter ended July 31, 2011.  The Financial Information Release is attached hereto as Exhibit 99(b).

The news release and Financial Information Release contain disclosures about free cash flow, a non-GAAP liquidity measure that the company defines as net cash provided by operating activities, less cash capital expenditures and capital lease expenditures, plus any proceeds from sales of fixed assets, and the effects of exchange rate changes on cash and cash equivalents.  Details of these calculations and a reconciliation to information from our GAAP financial statements is set forth in the Financial Information Release.  Management believes the disclosure of free cash flow provides useful information to investors because it measures our available cash flow for potential debt repayment, stock repurchases and additions to cash and cash equivalents.  We note, however, that not all of the company’s free cash flow is available for discretionary spending, as we have mandatory debt payments and other cash requirements that must be deducted from our cash available for future use.  In operating our business, management uses free cash flow to make decisions about what commitments of cash to make for operations, such as capital expenditures (and financing arrangements for these expenditures), purchases of inventory or supplies, SG&A expenditure levels, compensation, and other commitments of cash, while still allowing for adequate cash to meet known future commitments for cash, such as debt repayment.

The news release and Financial Information Release contain disclosures about return on capital, both for the entire company and for individual business segments.  We define return on capital as operating income (on an annualized basis if at a point other than the end of the fiscal year) divided by average capital employed.  Operating income excludes restructuring and related charges, and average capital employed is calculated over rolling two – five fiscal periods, depending on which quarter is being presented.  Details of these calculations and a reconciliation to information from our GAAP financial statements is set forth in the Financial Information Release.  We believe return on capital is an accepted measure of earnings efficiency in relation to capital employed, but it is a non-GAAP performance measure that is not defined or calculated in the same manner by all companies.  This measure should not be considered in isolation or as an alternative to net income or other performance measures, but we believe it provides useful information to investors by comparing the operating income we produce to the asset base used to generate that income.  Also, annualized operating income does not necessarily indicate results that would be expected for the full fiscal year.  We note that, particularly for return on capital measured at the segment level, not all assets and expenses are allocated to our operating segments, and there are assets and expenses at the corporate (unallocated) level that may provide support to a segment’s operations and yet are not included in the assets and expenses used to calculate that segment’s return on capital.  Thus, the average return on capital for the company’s segments will generally be different from the company’s overall return on capital.  Management uses return on capital to evaluate the company’s earnings efficiency and the relative performance of its segments.

Item 9.01 (d) -- Exhibits

99(a) News Release dated August 29, 2011

99(b) Financial Information Release dated August 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.
(Registrant)

By:	/s/ Kenneth R. Bowling
Chief Financial Officer
(principal financial officer)

By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

Dated:  August 29, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

99(a)	News Release dated August 29, 2011
99(b)	Financial Information Release dated August 29, 2011